  EXHIBIT 10.38

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if disclosed or it otherwise contains personally identifiable information.

DocuSign Envelope ID: 96151A47-C3CB-44B0-B391-9C6A8A6085C6 [redacted] DOC2

Tel: [redacted]

REVENUE PURCHASE AGREEMENT

Agreement Dated: 5/30/2023 between [redacted] the Merchant listed below ("**Merchant**" or "**Seller**")

MERCHANT INFORMATION

Merchant's Legal Name: ZERIFY INC D/B/A: STRIKEFORCE

State of Incorporation / Organization: NJ Type Of Entity: Corporation

Physical Address: 1090 KING GEORGES POST RD STE 603

City: EDISON State: NJ Zip: 08837 Business Phone:

Contact Name: MARK LEONARD KAY Cellphone Number: 610-246-4276 Email Address: marklkay@strikeforcetech.com

Purchase Price: $ $ 40,000.00 **Purchased Percentage:** 15 % **Purchased Amount: $** $ 59,960.00

Payment Frequency: DAILY **Remittance $** $ 599.60

Prior Balance: $

Merchant hereby sells, assigns and transfers to HF (making HF the absolute owner) in consideration of the Purchase Price specified above, the Purchased Percentage of all of Merchant's Future Receipts, contract rights and other entitlements arising from or relating to the payment of monies from Merchant's customers' and/or other third party payers (the "Future Receipts" defined as all payments made by cash, check, electronic transfer or other form of monetary payment deposited into Merchant's bank account), for the payments due to Merchant as a result of Merchant's sale of goods and/or services (the "Transactions") until the Purchased Amount has been delivered by or on behalf of Merchant to [redacted]

Merchant is selling a portion of a future revenue stream to [redacted] at a discount, not borrowing money from HF, therefore there is no interest rate or payment schedule and no time period during which the Purchased Amount must be collected by [redacted] the Initial Daily Installment ("Remittance") is a good faith estimate of (a) Purchased Percentage multiplied by (b) the daily average revenues of Seller during the previous calendar month divided by (c) the number of business days in the calendar month. Merchant going bankrupt or going out of business, or experiencing a slowdown in business, or a delay in collecting its receivables, in and of itself, does not constitute a breach of this Agreement. [redacted] entering this Agreement knowing the risks that Merchant's business may slow down or fail, and [redacted] umes these risks based on Merchant's representations, warranties and covenants in this Agreement, which are designed to give [redacted] easonable and fair opportunity to receive the benefit of its bargain. Merchant and Guarantor are only guaranteeing their performance of the terms of this Revenue Purchase Agreement, and are not guaranteeing the payment of the Purchased Amount. The initial Remittance shall be as described above. The Remittance is subject to adjustment and reconciliation as set forth in Paragraph 1.3 and Paragraph 1.4.

[redacted] ll debit the Remittance each business day from only one depositing bank account, which account must be acceptable to, and pre-approved by [redacted] the "Account") into which Merchant and Merchant's customers shall remit the Receipts from each Transaction, until such time as [redacted] eives payment in full of the Purchased Amount. Merchant hereby authorizes [redacted] ACH debit the Agreed Remittance from the Account on the agreed upon Payment Frequency; a daily basis means any day that is not a United States banking holiday [redacted] ayment of the Purchase Price shall be deemed the acceptance and performance by [redacted] f this Agreement. Merchant understands that it is responsible for ensuring that the Agreed Remittance to be debited by [redacted] mains in the Account and will be held responsible for any fees incurred by [redacted] sulting from a rejected ACH attempt or an Event of Defaul [redacted] not responsible for any overdrafts or rejected transactions that may result from [redacted] CH debiting the Agreed Remittance under the terms of this Agreement. Notwithstanding anything to the contrary in this Agreement or any other agreement between [redacted] and Merchant, upon the occurrence of an Event of Default under Section 3 of the REVENUE PURCHASE AGREEMENT TERMS AND CONDITIONS the Purchased Percentage shall equal 100%. A list of all fees applicable under this Agreement is contained in Appendix A.

THE REVENUE PURCHASE AGREEMENT "TERMS AND CONDITIONS" AND THE "SECURITY AGREEMENT AND GUARANTY OF PERFORMANCE" AND THE "AUTHORIZATION AGREEMENT", ARE ALL HEREBY INCORPORATED IN AND MADE A PART OF THIS REVENUE PURCHASE AGREEMENT.

FOR THE MERCHANT (#1) By: MARK LEONARD KAY (Print Name) — DocuSigned by: Mark Kay B39D9D205D6841D... (Signature)

FOR THE MERCHANT (#2) By: (Print Name) (Signature)

BY OWNER (#1) By: MARK LEONARD KAY (Print Name) — DocuSigned by: Mark Kay B39D9D205D6841D... (Signature)

BY OWNER (#2) By: (Print Name) (Signature)

AGREEMENT TERMS AND CONDITIONS
I. TERMS OF ENROLLMENT IN PROGRAM

1.[redacted]ant Deposit Agreement and Processor. Merchant shall (A) execute an agreement acceptable to [redacted]h a Bank acceptable [redacted] obtain electronic fund transfer services for the Account, and (B) if applicable, execute an agreement acceptable to [redacted]th a credit and debit card processor (the "Processor") instructing the Processor to deposit all Receipts into the Account. Merchant shall provide [redacted]d/or its authorized agent(s) with all of the information, authorizations and passwords necessary for verifying Merchant's receivables, receipts, deposits and withdrawals into and from the Account. Merchant hereby authorizes [redacted]nd/or its agent(s) to withdraw from the Account via ACH debit the amounts owed to [redacted] the receipts as specified herein and to pay such amounts t[redacted]se authorizations apply not only to the approved Account but also to any subsequent or alternate account used by the Merchant for these deposits, whether pre-approved b[redacted]his additional authorization is not a waiver [redacted] entitlement to declare this Agreement breached by Merchant as a result of its usage of an account which [redacted]not first pre-approve in writing prior to Merchant's usage thereof. The aforementioned authorizations shall be irrevocable without the written con[redacted]

1.2 Term of Agreement. This Agreement shall remain in full force and effect until the entire Purcha[redacted]ount and any other amounts due are received by [redacted] per the terms of this Agreement.

1.3 Reconciliation. As long as an Event of Default has not occurred, once each calendar month Merchant o[redacted] request a reconciliation. All requests by Merchant hereunder must be in writing to [redacted]. Said request must include or Merchant must provide view only access to Merchant's bank accounts as well as copies of the last two months of Merchant's bank account statements, credit card processing statements, and accounts receivable report if applicable, for the requested month. HF retains the right the request additio[redacted] documentation such as bank login or Decision Logic access to view Merchant's accounts. Upon receipt and reasonable verification of Merchant's monthly bank statements [redacted]all reconcile Merchant's account by either crediting or debiting the difference from or back to the Merchant's bank account so that the amount debited in the immediately preceding calendar month equals the Specified Percentage of Merchant's actual Receipts for that calendar month[redacted]o shall then adjust the Remittance to more closely reflect the Merchant's actual receipts by multiplying the Merchant's actual receipts by the Purchased Percentage divided by the number of business days in the previous (2) calendar weeks. At the end of two (2) calendar weeks the Merchant may request adjustment to the Remittance pursuant to paragraph 1.4 or it is agreed that the Merchant's Remittance shall return to the Remittance as agreed upon on Page 1 of this Agreement. Nothing set forth in this section shall be deemed to provide Merchant with the right to interfere with [redacted]ght and ability to debit Merchant's Account while the Request is pending or to unilaterally modify the Remittance Amount, in any method other than the ones listed in this Agreement.

1.4 Adjustments to the Remittance. If an Event of Default has not occurred, every 2 calendar weeks after the funding of the Purchase Price to Merchant, Merchant may give notice to [redacted]d request a decrease in the Remittance. All requests hereunder must be in writing to admin@honestfundingllc.com and shall include copies of the last two months of Merchant[redacted]ank account statements, credit card processing statements, and accounts receivable report if applicable. [redacted]ll then modify the Remittance to more closely reflect the Merchant's actual receipts by multiplying the Merchant's actual receipts by the Purchased Percentage divided by the number of business days in the previous 2 calendar weeks. Merchant shall provide [redacted]th viewing access to their bank account as well as all information reasonably requested by [redacted]roperly calculate the Merchant's Remittance. At the end of the two (2) calendar weeks the Merchant may request another adjustment pursuant to this paragraph or it is agreed that the Merchant's Remittance shall return to the Remittance as agreed upon on Page 1 of this Ag[redacted]nancial Condition. Merchant and Guarantor(s) (as hereinafter defined and limited) authorize[redacted]d its agents to investigate their financial responsibility and history, and will provide [redacted]y authorizations, bank or financial statements, tax returns, etc., as [redacted]ems necessary in its sole and absolute discretion prior to or at any time after execution of this Agreement. A [redacted]py of this authorization will be deemed as acceptable as an authorization for release of financial and credit information[redacted] authorized to update such information and financial and credit profiles from time to time as it deems appropriate.

1.6 Transactional History. Merchant authorizes all of its banks, brokers and processor to provide [redacted]th Merchant's banking, brokerage and/or processing history to determine qualification or continuation in this program and for collections purposes. Merchant shall provide HF with copies of any documents related to Merchant's card processing activity or financial and banking affairs within five days after a request from [redacted]

1.7 Indemnification. Merchant and Guarantor(s) jointly and severally indemnify and hold harmless each of the following: [redacted]d any and each of Merchant and Guarantor's Processors, Banks, Customers, or Account debtors, and each of its/their respective officers, employees, attorneys, agents or affiliates against all losses, damages, claims, liabilities and expenses (including reasonable attorney's fees) incurred resulting from (a) claims asserted b[redacted]r monies owed to HF from Merchant and Guarantor and (b) actions taken in reliance upon any information or instructions provided by [redacted]d (c) litigation with Merchant and Guarantor and (d) any litigation or costs arising from or related to this Agreement or enforcement thereof.

1.8 No Liability. In no event will [redacted]d its affiliates, attorneys, agents, or assigns be liable for any claims asserted by Merchant or Guarantors under any legal theory for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is waived by both Merchant and Guarantor(s). In the event these claims are nonetheless raised, Merchant and Guarantors will be jointly liable for all of [redacted] its affiliates', attorneys', agents', or assigns' attorney's fees and expenses resulting therefrom.

1.9 Reliance on Terms. Section 1.1, 1.6, 1.7, 1.8 and 1.9 of this Agreement are agreed to for the benefit of [redacted]rocessor, Merchant and Guarantors banks, Customers and Account Debtors, as applicable and notwithstanding the fact that some of these parties are not a party of this Agreement, they may rely upon these terms and raise them as a defense in any action.

1.10 Sale of Receipts. Merchant and [redacted]ree that the Purchase Price under this Agreement is in exchange for the Purchased Amount, and that such Purchase Price is not intended to be, nor shall it be construed as a loan from [redacted] Merchant. Merchant agrees that the Purchase Price is in exchange for the Receipts pursuant to this Agreement, and that it equals the fair market value of such Receipts. [redacted]s purchased and shall own all the Receipts described in this Agreement up to the full Purchased Amount as the Receipts are created. Payments made to [redacted]respect to the full amount of the Receipts shall be conditioned upon Merchant's sale of products and services, and the payment therefore by Merchant's customers. In no event shall the aggregate of all amounts or any portion thereof be deemed as interest hereunder, and in the event it is found to be interest despite the parties hereto specifically representing that it is NOT interest, it shall be found that no sum charged or collected hereunder shall exceed the highest rate permissible at law. In the event that a court nonetheless determines tha[redacted]s charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and [redacted]l promptly refund to Merchant any interest received [redacted] excess of the maximum lawful rate, it being intended that Merchant not pay or contract to pay, and tha[redacted]t receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Merchant under applicable law. As a result thereof, Merchant knowingly and willingly waives the defense of Usury in any action or proceeding.

1.11 Power of Attorney. Merchant and Guarantor irrevocably appoint HF as its agent and attorney-in-fact with full authority to take any action or execute any instrument or document to settle all obligations due t[redacted]from Processor, or in the case of a violation by Merchant of Section 1or the occurrence of an Event of Default under Section 3 hereof, including without limitation (i) to obtain and adjust insurance; (ii) to collect monies due or to become due under or in respect of any of the Collateral; (iii) to receive, endorse and collect any checks, notes, drafts, instruments, documents or chattel paper in connection with clause (i) or clause (ii) above; (iv) to sign Merchant or Guarantor's name on any invoice, bill of lading, or assignment directing customers or account debtors to make payment directly to [redacted]d (v) to contact Merchant and Guarantor's banks and financial institutions using Merchant and Guarantor(s) personal information to verify the existence of an account and obtain account balances (vi) to file any claims or take any action or institute any proceeding which [redacted]may deem necessary for the collection of any of the unpaid Purchased Amount from the Collateral, or otherwise to enforce its rights with respect to payment of the Purchased Amount. In connection therewith, all costs, expenses and fees, including reasonable legal fees, shall be payable by Merchant and Guarantor.

1.12 Protections against Default. The following Protections 1 through 8 may be invoked by HF immediately and without notice to Merchant and Guarantor in the event: (a) Merchant takes any action to discourage the use of electronic check processing that are settled through Processor, or permits any event to occur that has an adverse effect on the use, acceptance, or authorization of checks or other payments or deposits for the purchase of Merchant's services and products including but not limited to direct deposit of any checks into an unauthorized bank account (b) Merchant changes its arrangements with Processor or the Bank in any way that is adverse to [redacted]c) Merchant intentionally interrupts the operation of this business transfers, moves, sells, disposes, or otherwise conveys its business and/or assets without (i) the express prior written consent [redacted]d (ii) the written agreement of an[redacted] transferee to the assumption of all of Merchant's obligations under this Agreement pursuant to documentation satisfactory to HF; (d) Merchant takes any action, fails to take any action, or offers any incentive— economic or otherwise—the result of which will be to induce any customer or customers to pay for Merchant's services with any means other than payments, checks or deposits that are settled through Processor or the approved bank account; (e) Merchant fails to provide [redacted]ith view only bank log in to verify receipts or bank statements or credit card processing statements within three days after a request from [redacted](f) Merchant breaches any terms of this Agreement, including but not limited any of the Events of Default contained in Section 3.1 herein. These protections are in addition to any other remedies available to [redacted] law, in equity or otherwise pursuant to this Agreement. i) the express prior written consent of HF, and (ii) the written agreement of any [redacted]sferee to the assumption of all of Merchant's obligations under this Agreement pursuant to documentation satisfactory t[redacted] Merchant takes any action, fails to take any action, or offers any incentive—economic or otherwise—the result of which will be to induce any customer or customers to pa[redacted]chant's services with any means other than payments, checks or deposits that are settled through Processor, or (f) Merchant fails to provide HF with copies of any documents related to Merchant's card processing activity of financial and banking affairs within five days after a request fro[redacted]se protections are in addition to any other remedies available t[redacted] law, in equity or otherwise pursuant to this Agreement.

DS
INITIALS: MK

Protection 1. The full uncollected Purchased Amount plus all fees (including reasonable attorney's fees) due under this Agreement and the attached Security Agreement become due and payable in full immediately.
Protection 2. [redacted] ay enforce the provisions of the Limited Guaranty of Performance against the Guarantor(s).
Protection 3. [redacted] erchant has signed a Confession of Judgment in favor of HF, then upon an Event of Default [redacted] ay, without further notice, enter that Confession of Judgment as a Judgment with the Clerk of any Court designated and execute thereon.
Protection 4. [redacted] ay enforce its security interest in the Collateral.
Protection 5. [redacted] entire Purchased Amount and all fee (including reasonable attorney's fees) shall become immediately payable [redacted] m Merchant.
Protection 6. [redacted] y proceed to protect and enforce its right and remedies by lawsuit or as allowed by this Agreement. In any such lawsuit, Merchant shall be liable for all of [redacted] osts of the lawsuit, including but not limited to all reasonable attorneys' fees and court costs.
Protection 7. This Agreement shall be deemed Merchant's Assignment of Merchant's Lease of Merchant's business premises to [redacted] pon breach of any provision in this Agreement, HF may exercise its rights under this Assignment of Lease without prior Notice to Merchant.
Protection 8. [redacted] ay debit Merchant's depository accounts wherever situated by means of ACH debit or fOAimile signature on a computer-generated check drawn on Merchant's bank account or otherwise for all sums due to [redacted]

1.13 Protection of Information. Merchant and each person signing this Agreement on behalf of Merchant and/or as Owner or Guarantor, in respect to himself or herself personally, authorizes [redacted] disclose information concerning Merchant's and each Owner's and each Guarantor's credit standing (including credit bureau reports that [redacted] obtains) and business conduct only to agents, affiliates, subsidiaries, and credit reporting bureaus. Merchant and each Owner and each Guarantor hereby and each waives to the maximum extent permitted by law any claim for damages against [redacted] r any of its affiliates relating to any (i)investigation undertaken by or on behalf of [redacted] as permitted by this Agreement or (ii) any disclosure of information.

1.14 Confidentiality. Merchant and Guarantor understands and agrees that the terms and conditions of the products and services offered by [redacted] cluding this Agreement and any other [redacted] cuments (collectively, "Confidential Information") are proprietary and confidential information of HF. Accordingly, unless disclosure is required by law or court order, Merchant shall not disclose Confidential Information of [redacted] any person other than an attorney, accountant, financial advisor or employee of Merchant who needs to know such information for the purpose of advising Merchant ("Advisor"), provided such Advisor uses such information solely for the purpose of advising Merchant and first agrees in writing to be bound by the terms of this section. A breach hereof entitles [redacted] not only damages and reasonable attorney's fees but also to both a Temporary Restraining Order and a Preliminary Injunction without Bond or Security.

1.15 Publicity. Merchant and each of Merchant's Owners and all Guarantors hereto all hereby authorizes HF to use its, his or her name in listings of clients and in advertising and marketing materials.

1.16 D/B/A's. Merchant and Guarantor hereby acknowledges and agrees that [redacted] ay be using "doing business as" or "d/b/a" names or representatives in connection with various matters relating to the transaction between HF and Merchant, including the filing of UCC-1 financing statements and other notices or filings.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS

Merchant represents warrants and covenants that, as of this date and during the term of this Agreement:

2.1 Financial Condition and Financial Information. Merchant's and Guarantors' bank and financial statements, copies of which have been furnished to [redacted] nd future statements which will be furnished hereafter at the discretion of [redacted] airly represent the financial condition of Merchant at such dates, and since those dates there has been no material adverse changes, financial or otherwise, in such condition, operation or ownership of Merchant. Merchant and Guarantors have a continuing, affirmative obligation to advise HF of any material adverse change in their financial condition, operation or ownership. [redacted] y request bank, credit card processing or financial statements at any time during the performance of this Agreement and the Merchant shall provide them to [redacted] within five business days after request from [redacted] erchant's failure to do so is a material breach of this Agreement.

2.2 Governmental Approvals. Merchant is in compliance and shall comply with all laws and has valid permits, authorizations and licenses to own, operate and lease its properties and to conduct the business in which it is presently engaged and/or will engage in hereafter.

2.3 Authorization. Merchant and Guarantor, and the person(s) signing this Agreement on their behalf, have full power and authority to incur and perform the obligations under this Agreement, all of which have been duly authorized.

2.4 Use of Funds. Merchant agrees that it shall use the Purchase Price for business purposes and not for personal, family, or household purposes.

2.5 Electronic Check Processing Agreement. Merchant will not change its Processor, add terminals, change its financial institution or bank account(s) or take any other action that could have any adverse effect upon Merchant's obligations under this Agreement, without [redacted] rior written consent. Any such changes shall be a material breach of this Agreement.

2.6 Change of Name or Location. Merchant will not conduct Merchant's businesses under any name other than as disclosed to the Processor and [redacted] r shall Merchant change any of its places of business without prior written consent by [redacted]

2.7 Daily Batch Out. Merchant will batch out receipts with the Processor on a daily basis if applicable.

2.8 Estoppel Certificate. Merchant will at every and all times, and from time to time, upon at least one (1) day's prior notice from HF to Merchant, execute, acknowledge and deliver [redacted] nd/ or to any other person, firm or corporation specified by [redacted] atement certifying that this Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and stating the dates which the Purchased Amount or any portion thereof has been repaid.

2.9 No Bankruptcy. As of the date of this Agreement, Merchant and additional entity Guarantors are not insolvent and do not contemplate filing for bankruptcy in the next six months and Merchant and Guarantor(s) have not consulted with a bankruptcy attorney or filed any petition for bankruptcy protection under the United States Code and there has been no involuntary petition brought or pending against Merchant or Guarantor(s). Merchant and Guarantor further warrants that it does not anticipate filing any such bankruptcy petition and it does not anticipate that an involuntary petition will be filed against it.

2.10 Business Purpose. Merchant is a valid business in good standing under the laws of the jurisdictions in which it is organized and/or operates, and Merchant is entering into this Agreement for business purposes and not as a consumer for personal, family or household purposes.

2.11 Defaults under Other Contracts. Merchant and Guarantor's execution of, and/or performance under this Agreement, will not cause or create an event of default under any contract with another person or entity.

2.12 Good Faith. Merchant and Guarantors hereby affirm that Merchant is receiving the Purchase Price and selling HF the Purchased Amount in good faith and will use the Purchase Price funds to maintain and grow Merchant's business.

3. EVENTS OF DEFAULT AND REMEDIES

3.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

(a) Merchant or Guarantor shall violate any term or covenant in this Agreement;
(b) Any representation or warranty by Merchant in this Agreement shall prove to have been incorrect, false or misleading in any material respect when made;
(c) The sending of notice of termination by Merchant or verbally notifying [redacted] f its intent to breach this Agreement;
(d) On four or more occasions in a month, the Merchant fails to give [redacted] ours advance notice that there will be insufficient funds in the account such that the ACH of the Remittance amount will not be honored by Merchant's bank.
(f) Merchant shall transfer or sell all or substantially all of its assets;
(g) Merchant shall make or send notice of any intended bulk sale or transfer by Merchant;
(h) Merchant shall encumber its receipts or obtain any financing, loan, or merchant cash advance after the date [redacted] mits the purchase price
(i) The Guaranty of any Entity Guarantor shall for any reason cease to be in full force and effect.
(j) Merchant shall sell any receivables contemporaneous with the execution of this Agreement ("Double Fund") without the consent o [redacted]
(k) Merchant shall use multiple depository accounts without the prior written consent o [redacted]
(l) Merchant shall change its depositing account without the prior written consent of [redacted]
(m) Merchant shall close its depositing account used for ACH debits without the prior written consent of [redacted] s unable to successfully debit
(n) the Account due to any blocked payment placed on [redacted] ebits by or at the instructions of Seller. Merchant or Guarantor shall default
(o) under any of the terms, covenants and conditions of any other agreement with [redacted]

3.2 Limited Guaranty of Performance. In the Event of a Default, [redacted] ill enforce its rights against the Guarantors of this transaction. Said Guarantors will be jointly and severally liable to [redacted] ll of [redacted] sses and damages, in additional to all costs and expenses and legal fees associated with such enforcement.

DS
MK
Initials: ____________

3.3 Remedies. In case any Event of Default occurs and is not waived pursuant to Section 4.4. hereof [redacted] may proceed to protect and enforce its rights or remedies by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, or to enforce the discharge of Merchant's obligations hereunder (including the Guaranty of Performance) or any other legal or equitable right or remedy, and enforcing the Security Agreement contained herein. All rights, powers and remedies of [redacted] connection with this Agreement may be exercised at any time by HF after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remed[redacted]vided by law or equity.

3.4 Costs. Merchant shall pay to [redacted]asonable costs associated with (a) an Event or Default, (b) breach by Merchant of the Covenants in this Agreement and the enforcement thereof, and(c) the enforcement of [redacted] remedies set forth in this Agreement, including but not limited to court costs and attorneys' fees, as well as collections costs and fees. (Collectively, "Reasonable Damages"). The parties agree that [redacted]all not be required to prove or itemize its Reasonable Damages, and that the fair value of the Reasonable Damages shall be calculated at not less than twenty-five percent. (25%) of the undelivered purchased amount of future receipts upon the occurrence of an event of default, or five thousand dollars ($5,000.000), whichever is greater.

3.5 Required Notifications. Merchant and Guarantor are required to give [redacted]ritten notice within 24 hours of any filing under the United States Bankruptcy Code. Merchant is required to give HF seven days' written notice prior to the closing of any sale of all or substantially all of the Merchant's assets or stock.

4. MISCELLANEOUS

4.1 Modifications. No modification, amendment, waiver or consent of any provision of this Agreement shall be effective unless the same shall be in writing and signed by [redacted]

4.2 Assignment [redacted]ay assign, transfer or sell its rights to receive the Purchased Amount or delegate its duties hereunder, either in whole or in part.

4.3 Notices. All notices, requests, consents, demands and other communications hereunder shall be delivered by certified mail, return receipt requested, to the respective parties to this Agreement at the addresses set forth in this Agreement. Notices to [redacted]all become effective only upon receipt by [redacted]otices to Merchant shall become effective three days after mailing.

4.4 Waiver Remedies. No failure on the part of [redacted] exercise, and no delay in exercising any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity.

4.5 Binding Effect; This Agreement shall be binding upon and inure to Merchant [redacted]d their respective successors and assigns, except that Merchant shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of [redacted]n consent may be withheld in [redacted]le discretion [redacted]serves the rights to assign this Agreement with or without prior written notice to Merchant.

4.6 Governing Law, Venue and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without regards to any applicable principals of conflicts of law. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, be instituted in any court sitting in New York State (the "Acceptable Forums"). Merchant and each Guarantor agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Merchant waives any right to oppose any motion or application made by [redacted]nsfer such proceeding to an Acceptable Forum.

4.7 Survival of Representation, etc. All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full and this Agreement shall have terminated.

4.8 Interpretation and Attorney Review. All Parties hereto have had the opportunity to consult with an attorney regarding this Agreement and have either done so to their satisfaction or voluntarily and knowingly declined to do so. No construction determinations shall be made against either Party hereto as drafter.

4.9 Severability. In case any of the provisions in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any other provision contained herein shall not in any way be affected or impaired.

4.10 Entire Agreement. This Agreement and the Security Agreement and Guaranty hereto embody the entire agreement between Merchant and [redacted] supersede all prior agreements and understandings relating to the subject matter hereof.

4.11 JURY TRIAL WAIVER. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING INCONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OR THE ENFORCEMENT HEREOF. THE PARTIES HERETO ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

4.12 CLASS ACTION WAIVER. THE PARTIES HERETO WAIVE ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW AS AGAINST PUBLIC POLICY. TO THE EXTENT EITHER PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES HEREBY AGREE THAT: (1) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS' FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); AND (2) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

4.13 SERVICE OF PROCESS. IN ADDITION TO THE METHODS OF SERVICE ALLOWED BY THE NEW YORK STATE CIVIL PRACTICE LAW & RULES ("CPLR"), MERCHANT AND EACH GUARANTOR HEREBY WAIVE PERSONAL SERVICE OF ANY SUMMONS AND/ COMPLAINT OR OTHER PROCESS TO COMMENCE ANY LITIGATION OR ARBITRATION AND CONSENT, IN THE EVENT OF DEFAULT HEREUNDER, TO SERVICE OF PROCESS UPON IT BY FIRST CLASS MAIL, OR CERTIFIED MAIL RETURN RECEIPT REQUESTED. SERVICE HEREUNDER SHALL BE DEEMED EFFECTIVE AND COMPLETE UPON MERCHANT'S OR GUARANTOR'S ACTUAL RECEIPT OF THE SERVICE OF PROCESS OR THREE DAYS AFTER MAILING TO ANY ADDRESSES OF MERCHANT AND GUARANTOR PROVIDED IN WRITING TO HF OR THE LAST KNOWN ADDRESS OF MERCHANT AND GUARANTOR. MERCHANT AND GUARANTOR MUST PROMPTLY NOTIFY HF, IN WRITING, OF EACH AND EVERY CHANGE OF ADDRESS. MERCHANT AND GUARANTOR WILL HAVE THIRTY (30) CALENDAR DAYS AFTER SERVICE IS COMPLETE IN WHICH TO RESPOND.

4.14 ARBITRATION. IF HF, MERCHANT OR ANY GUARANTOR REQUESTS, THE OTHER PARTIES AGREE TO ARBITRATE ALL DISPUTES AND CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT. IF BUYER, SELLER OR ANY GUARANTOR SEEKS TO HAVE A DISPUTE SETTLED BY ARBITRATION, THAT PARTY MUST FIRST SEND TO ALL OTHER PARTIES, BY CERTIFIED MAIL, A WRITTEN NOTICE OF INTENT TO ARBITRATE. IF BUYER, SELLER OR ANY GUARANTOR DOES NOT REACH AN AGREEMENT TO RESOLVE THE CLAIM WITHIN 10 DAYS AFTER THE NOTICE IS SENT, HF, MERCHANT OR ANY GUARANTOR MAY COMMENCE AN ARBITRATION PROCEEDING WITH THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). ALL ARBITRATIONS SHALL TAKE PLACE IN EITHER KINGS OR NASSAU COUNTY IN NEW YORK. THE PARTY INITITATING THE ARBITRATION MUST PAY THE FILING FEE. EACH PARTY SHALL PAY ITS OWN ARBITRATION FEES. BUYER, SELLER OR ANY GUARANTOR MAY BRING CLAIMS AGAINST ANY OTHER PARTY ONLY IN THEIR INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. FURTHER, BUYER, SELLER AND ANY GUARANTOR AGREE THAT THE ARBITRATOR MAY NOT CONSOLIDATE PROCEEDINGS FOR MORE THAN ONE PERSON'S CLAIMS, AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A REPRESENTATIVE OR CLASS PROCEEDING, AND THAT IF THIS SPECIFIC PROVISION IS FOUND UNENFORCEABLE, THEN THE ENTIRETY OF THIS ARBITRATION CLAUSE SHALL BE NULL AND VOID.

4.15 Counterparts. This Agreement may be executed in multiple counterparts, and each of such counterparts so executed shall be deemed an original. All such counterparts together shall be deemed to constitute one Agreement as if signed by all parties hereto. A telecopy or facsimile or electronic transmission of a signed counterpart of this Agreement shall be sufficient to bind the parties whose signatures appear thereon.

4.16 Facsimile & Digital Acceptance. Facsimile signatures and digital signatures hereon shall be deemed acceptable for all purposes.

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